Exhibit 23.5

CONSENT OF RUNGEPINCOCKMINARCO

We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the “Company”), which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, in this Registration Statement on Form S-8 or in any amendment to the foregoing, or to any prospectuses or amendments or supplements thereto.

Date: November 21, 2014	RUNGEPINCOCKMINARCO
/s/ Tim J. Swendseid
	Name:	Tim J. Swendseid
	Title:	President, Consulting Services - Americas